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                               EXHIBIT 99.(g)(2)

                       Appendix A to Custodian Agreement

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                                   APPENDIX A



Funds included in Custodian Agreement (as of 12/30/2005):

          The Weitz Funds - Value Fund
          The Weitz Funds - Partners Value Fund
          The Weitz Funds - Hickory Fund
          The Weitz Funds - Partners III Opportunity Fund
          The Weitz Funds - Balanced Fund
          The Weitz Funds - Fixed Income Fund
          The Weitz Funds - Government Money Market Fund